Exhibit 10.1
AMENDMENT TO THE
EXECUTIVE SEVERANCE AGREEMENT
This AMENDMENT (the “Amendment”) is entered into as of March 25, 2021 (the “Effective Date”), by and between Wolverine World Wide, Inc., a Delaware corporation, (“Company”), and Brendan L. Hoffman (“Executive”).
W I T N E S S E T H:
WHEREAS, Company and Executive entered into an executive severance agreement, dated as of September 8, 2020 (the “ESA”);
WHEREAS, the parties hereto desire to amend the ESA as set forth herein.
NOW, THEREFORE, in consideration of the facts, mutual promises, and covenants set forth herein and intending to be legally bound hereby, the parties agree as follows:
1.    Section 1(c)(3) and Section 1(c)(4) of the ESA shall be deleted in its entirety, and the following shall be substituted therefor (changes to existing language marked):
“(3)    ~~approval by the stockholders of the Company~~ the consummation of a reorganization, merger, or consolidation unless, in any such case, immediately after such reorganization, merger, or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger, or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger, or consolidation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger, or consolidation; or

(4) ~~approval by the stockholders of the Company~~ the consummation of (i) a ~~plan of~~ complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (a) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be,(b) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of Common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.
2.    Section 4(d) of the ESA shall be deleted in its entirety.
3.    As hereby amended, the ESA shall continue in full force and effect.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, intending to be legally bound hereby, as of the date first above written.

WOLVERINE WORLD WIDE, INC.
By:	/s/ Kyle L. Hanson
Name: Kyle L. Hanson
Title: Senior VP, General Counsel, and Secretary

BRENDAN L. HOFFMAN
/s/ Brendan L. Hoffman